July 24, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-12

                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A______________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     N/A______________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A______________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
     N/A______________________________________________________________

(5)  Total fee paid:
     N/A______________________________________________________________




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[  ]      Fee paid previously with preliminary materials.
[  ]      Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.


(1)  Amount Previously Paid:
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(4)  Date Filed:
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

The following communication is being distributed to all KeySpan Corporation and National Grid employees:

Integration Update                 National Grid                      KeySpan
--------------------------------------------------------------------------------

Volume 1 Issue XII                                                    July 2006
--------------------------------------------------------------------------------

July 24, 2006

  National Grid and KeySpan File with New York State Public Service Commission

In a joint filing with the New York State Public Service Commission, National Grid and KeySpan proposed a plan under which the merged company will provide customer savings and will be better positioned to serve customers by operating efficiently, managing energy supply costs and expanding programs to help reduce energy use. The filing highlights customer benefits achieved because of what National Grid and KeySpan can offer jointly, versus what either company could do alone.

Permanent savings of more than $500 million are anticipated for New York State customers during the10-year proposal, possible only through the cost-reductions generated from combining the companies. Additional benefits coming to KeySpan customers include low-income and supplier choice programs, and accelerated infrastructure improvements.

The NYPSC will be reviewing the proposal over an approximately nine month period. For more details of the rate filing, employees can access the press release on the corporate intranet or call Media Relations for a copy at 516-545-4547.


Additional Frequently Asked Questions

Has it been determined how many jobs will be lost as a result of combining National Grid and KeySpan?

While we don't know where specific reductions may occur or which reductions will come from current National Grid positions or KeySpan positions, to achieve the estimated $200 million in synergy savings we expect a reduction of approximately 10 percent of the combined number of jobs between the two companies. These would mainly be in support positions where duplication exists, rather than in field or customer service positions. Both National Grid and KeySpan have historically achieved merger reductions through attrition and voluntary programs, and plan to continue this practice. The Integration Team will be developing the detailed plans during the coming months and will communicate the information to employees once it's determined.




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


We're always told how customers will benefit from the mergers. How will employees benefit?

Employees stand to benefit from several aspects of the mergers, including opportunities to grow their careers as part of an international and much larger organization. The addition of KeySpan and New England Gas to National Grid will help the new company build upon its gas and electricity industry expertise through the sharing of best practices. As part of a growing international company, employees will also have the opportunity to work in different locations, expand their knowledge and skills of the gas and electricity business, and interact with employees from companies that may have a different culture, which we can combine to make a more productive culture for one company.

Will pensions or benefits be affected?

Vested pension benefits will not be affected. Part of the joint integration process, however, does include a thorough review of National Grid, KeySpan and New England Gas pay and benefit programs. Our goal is to provide compensation and benefit plans that are not only competitive, but help us attract and retain the talent we need to support our business growth. Employees will be informed of any changes stemming from the review after decisions are made.

With the two new acquisitions, what is the total number of customers for National Grid, both combined with the U.K. and the U.S. alone?

The company will have 4.4 million electric customers (including 1.1 million electric customers KeySpan services for the Long Island Power Authority) and 3.4 million gas customers throughout New York, Massachusetts, Rhode Island and New Hampshire.

Is there any future probability of purchasing either National Fuel Gas or New York State Electric and Gas (NYSEG)? What about the rumor that National Grid may be acquired by the Spanish company Endesa?

We do not comment on rumors or speculation about mergers and acquisitions. At this time we are concentrating our efforts on ensuring a seamless integration with KeySpan and New England Gas.

Will people who hold shares of KeySpan stock be paid in cash or will they have the option of receiving the same value in National Grid stock?

Once the merger occurs, all outstanding shares of KeySpan common stock will be converted to the right to receive $42 per share in cash (the transaction price). At that time, KeySpan shareholders will receive a cash payment, which will have tax consequences. KeySpan common stock cannot be exchanged for shares of National Grid. The transaction only provides for a cash consideration for each share.





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Additional Information and Where to Find It
-------------------------------------------

In connection with the proposed merger, the Company has filed a definitive proxy statement with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement is also available free of charge at the Securities and Exchange Commission's website, www.sec.gov, and stockholders of the Company are also able to obtain additional copies of the definitive proxy statement free of charge by directing their requests to KeySpan Corporation One MetroTech Center, Brooklyn, New York 1120-3850.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company's participants in the solicitation is set forth in the Company's proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the definitive proxy statement relating to the merger.







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